LEASE AMENDMENT AGREEMENT

This LEASE AMENDMENT AGREEMENT (this “Agreement”) is entered into as of July 23, 2015, by and between Peninsula Innovation Partners, LLC, a Delaware limited liability company (“Landlord”) and Pacific Biosciences of California, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to the following leases (each, a “Lease”, and collectively, the “Leases”):

(i)Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 14, 2011 and by Landlord as of March 16, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015 (as amended, the “1350 Willow Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1350 Willow Premises”) consisting of approximately 14,001 square feet located at 1350 Willow Road, Suite 101, Menlo Park, California for a term that currently expires on December 31, 2015;

 (ii)Lease dated as of February 8, 2010 and modified by that certain Commencement Date Certificate dated by Landlord as of September 8, 2010 and by Tenant as of August 24, 2010, as amended by that certain First Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Third Amendment to Lease dated as of March 30, 2015 (the “1380 Willow Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1380 Willow Premises”) consisting of approximately 33,792 square feet located at 1380 Willow Road, Menlo Park, California for a term that currently expires on December 31, 2015, subject to two (2) options to renew the initial term thereof each for a period of five (5) years;

 (iii)Lease dated as of December 10, 2009 and modified by that certain Commencement Date Certificate dated as of by Tenant as August 24, 2010 and by Landlord as of September 8, 2010, as amended by that certain Second Amendment to Industrial Lease [sic] dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, and as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015 (as amended, the “940 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “940 Hamilton Premises”) consisting of approximately 29,371 square feet located at 940 Hamilton Avenue (formerly known as 1394 Willow Road), Menlo Park, California for a term that currently expires on December 31, 2015, subject to two (2) options to renew the initial term thereof each for a period of five (5) years;

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(iv)Lease dated as of September 24, 2009, as amended by that certain First Amendment to Lease Agreement dated as of May 19, 2010, as further amended by that certain Second Amendment to Industrial Lease dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015 (the “960 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “960 Hamilton Premises”) consisting of approximately 22,267 square feet located at 960 Hamilton Avenue (formerly known as 1392 Willow Road), Menlo Park, California for a term that currently expires on December 31, 2015, subject to two (2) options to renew the initial term thereof each for a period of five (5) years;

(v)Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 14, 2011 and by Landlord as of March 16, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015 (the “1003-1005 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1003-1005 Hamilton Premises”) consisting of approximately 54,586 square feet located at 1003-1005 Hamilton Avenue, Menlo Park, California for a term that currently expires on December 31, 2015, subject to two (2) options to renew the initial term thereof each for a period of five (5) years;

(vi)Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 4, 2011 and by Landlord as of March 16, 2011, as further amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015 (the “1010 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1010 Hamilton Premises”) consisting of approximately 21,240 square feet located at 1010 Hamilton Avenue, Menlo Park, California for a term that currently expires on December 31, 2015, subject to two (2) options to renew the initial term thereof each for a period of five (5) years; and

(vii)Lease dated as of May 27, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015 and as further amended by that certain Second Amendment to Lease dated as of March 30, 2015 (as amended, the “1180 Hamilton Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1180 Hamilton Premises”, and collectively with the 1350 Willow Premises, the 1380 Willow Premises, the 940 Hamilton Premises, the 960 Hamilton Premises, the 1003-1005 Hamilton Premises, the 1010 Hamilton Premises, the “Premises”) approximately 11,160 square feet located at 1180 Hamilton Court, Menlo Park, California for a term that currently expires on December 31, 2015.

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B.WHEREAS, Landlord and Tenant wish to modify the Leases on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.Abatement.

a.For the period beginning May 1, 2015 through the end of the Term (the “OpEx Abatement Period”) for each of the Leases (as amended hereby), Operating Expenses under the Leases (which shall include, for purposes hereof, any Real Property Taxes payable under Section 10.3 of the Leases) shall be abated (the “Additional Abated OpEx”). The Additional Abated OpEx shall be in lieu of the Abated OpEx and, notwithstanding anything to the contrary in the Leases, during the OpEx Abatement Period Tenant shall not be required to pay Reduced Operating Expenses (or, for clarity, any other Operating Expenses under the Leases).  For further clarity, Tenant’s obligation to pay Reduced Operating Expenses for the month of April, 2015 shall remain unmodified and in full force and effect (it being noted that Tenant has already paid Landlord such Reduced Operating Expenses).

b.For the period beginning August 1, 2015 through the end of the Term for each of the Leases (as amended hereby),  Monthly Base Rent shall be abated (the “Additional Abated Rent”).

c.Notwithstanding the foregoing, the Additional Abated OpEx and the Additional Abated Rent shall immediately terminate upon (i) the delivery of the CUP Failure Notice (as defined below), or (ii) a Default by Tenant under any Lease; provided, however that upon the cure of such Default by Tenant the Additional Abated OpEx and the Additional Abated Rent shall recommence as of the date of cure.

2.Lease Term.  The Term for the Leases are hereby amended as follows:

a.The Term for the 1180 Hamilton Lease shall expire on December 31, 2016.

b.The Term for (i) the 940 Hamilton Lease, (ii) the 960 Hamilton Lease, (iii) the 1003-1005 Hamilton Lease, (iv) the 1010 Hamilton Lease, and (v) the 1380 Willow Lease, shall expire on September 30, 2017.

c.All renewal, expansion and extension rights contained in any Lease, including but not limited to the Options to Extend, are hereby terminated and of no further force or effect.

3.Agreement Contingency. Tenant intends to relocate to the building located at 1315 O’Brien Drive, Menlo Park, California (the “O’Brien Building”). In order for Tenant to

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relocate to the O’Brien Building, the owner of the O’Brien Building will be required to obtain from the City of Menlo Park, California (the “City”) an architectural approval and a change of use permit which would allow Tenant to operate its business from within, and make certain improvements to, the O’Brien Building (collectively, the “CUP”). Receipt of the CUP in final, non-appealable form on or before September 30, 2015 (the “Contingency Date”) is referred to in this Amendment as the “CUP Contingency”. The terms and conditions of this Agreement are subject to the satisfaction or waiver (whether affirmative or deemed) by Tenant of the CUP Contingency by the Contingency Date.

a.If (i) (1) the CUP is received by September 15, 2015 and (2) no appeal is made to the issuance of the CUP within the fifteen (15) day appeal period provided pursuant to the City’s Municipal Code (the “Appeal Period”) or (ii) (1) the CUP is received by September 15, 2015, (2) an appeal is made to the issuance of the CUP within the Appeal Period, and (3) the City subsequently affirms the CUP in all material respects on or before the Contingency Date,  then, in either case, the CUP Contingency will be automatically deemed satisfied.  Tenant shall provide Landlord notice of (x) receipt of the CUP within two (2) business days following the occurrence thereof and (y) the satisfaction of the CUP Contingency within two (2) business days thereof (the “Contingency Notice”), although the failure of Tenant to provide such notice shall not have any effect on the satisfaction of the CUP Contingency.  In addition, at any time prior to the Contingency Date, Tenant may deliver a notice to Landlord waiving the CUP Contingency (which shall also be deemed a Contingency Notice).

b.If prior to the Contingency Date the City reaches a final, non-appealable decision not to grant the CUP, then on or before October 2, 2015 Tenant may deliver written notice to Landlord (the  “CUP Failure Notice”) that the CUP Contingency has not been satisfied.  In addition, if  (i)  the CUP is not received by September 15, 2015 or (ii)  (1) the CUP is received by September 15, 2015, (2) an appeal is made to the issuance of the CUP within the Appeal Period, and (3) the City has not subsequently affirmed the CUP in all material respects on or before the Contingency Date,  then, in either case, Tenant may deliver the CUP Failure Notice to Landlord on or before October 2, 2015.  Tenant’s failure to timely deliver the CUP Failure Notice or the Contingency Notice shall be deemed to be an election by Tenant to waive the CUP Contingency.

c.If Tenant delivers the CUP Failure Notice:

(i)Within thirty  (30) days following the delivery of the CUP Failure Notice, Tenant shall pay to Landlord for each Lease: (A) all Additional Abated Opex, and (B)  all Additional Abated Rent.

(ii) The Options to Extend contained in the applicable Leases shall be reinstated except that each Option to Extend may be exercised by Tenant at any time through and including October 15, 2015.

(iii)Section 2 of this Agreement shall be of no further force or effect, such that the Term for each Lease shall automatically revert to expire on the

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Expiration Date for such Lease as though it had not been amended pursuant to Section 2 hereof.

(iv)Landlord shall have no obligation to pay any Landlord Payment (as defined below).

(v)Section 5(b) of this Agreement shall be of no further force or effect, such that Section 16.9 of each Lease shall be in full force and effect as though it had not been amended hereby.

4.Early Termination Consideration. As consideration for Tenant’s agreements hereunder to amend the Leases, and subject to the terms and conditions contained herein, Landlord shall make the following payments to Tenant (each, a “Landlord Payment”):

a.Within thirty (30) days following the date that Landlord receives the Contingency Notice (or the Contingency Date, if Tenant delivers neither the Contingency Notice nor the CUP Failure Notice), Landlord shall pay Tenant Five Million and No/100 Dollars ($5,000,000.00).

b.Landlord shall pay Tenant Five Million and No/100 Dollars ($5,000,000.00) on March 1, 2016.

c.Landlord shall pay Tenant Five Million and No/100 Dollars ($5,000,000.00) on September 1, 2016.

d.Landlord shall pay Tenant Five Million and No/100 Dollars ($5,000,000.00) (the “Final Payment”) within thirty (30) days following the date Tenant surrenders the entirety of the Premises in compliance with Section 5 below;  provided, however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the Final Payment: (i) Tenant shall have surrendered the entirety of the Premises in compliance with Section 5 below on or before November  30, 2017, and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the entirety of the Premises (collectively, the “Final Payment Conditions”).   Notwithstanding anything to the contrary herein, if the Final Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “Final Payment Failure Notice”) identifying the reason(s) the Final Payment Conditions were not satisfied.   Tenant shall have a period of twenty-five (25) days following receipt of the Final Payment Failure Notice to cause the Final Payment Conditions to be satisfied, and if Tenant causes the Final Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the Final Payment.

5.Surrender.  Upon the expiration or other termination of each applicable Term for the 1180 Hamilton Premises, the 1350 Willow Premises, the 1380 Willow Premises, the 940 Hamilton Premises, the 960 Hamilton Premises, the 1003-1005 Hamilton Premises, the 1010 Hamilton Premises (each a “Portion of the Premises”), Tenant shall surrender such Portion of the Premises in accordance with the requirements of the applicable Lease, subject to the following modifications:

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a.Section 7.4 and Exhibit D of each Lease are hereby deleted in their entirety.  Tenant shall surrender the Premises clean and free of debris, but otherwise in their then “as is” condition, subject to Tenant’s obligations with respect to Hazardous Substances set forth below.  Tenant may remove any and all Tenant’s Property installed in the Premises and any equipment installed in the Premises by Tenant regardless of whether the Leases vest ownership of that equipment to Landlord. For clarity, Tenant may remove equipment, furniture,  nitrogen tanks, cold rooms, UPS systems, fume hoods, lab benches, security cameras, card readers,  A/V equipment, cabinetry, lockers and signage. Notwithstanding the preceding, Tenant may not remove any HVAC equipment or backup generators.

b.Section 16.9 of each Lease is hereby deleted in its entirety and replaced with the following:

“Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over following the expiration of the Term: (i) the Additional Abated OpEx and Additional Abated Rent shall immediately terminate, (ii) Landlord waives all other claims for damages as a result of such holdover, other than any right to attorneys’ fees as a prevailing party with regard to any dispute with Tenant, and (iii) all other terms and conditions of the Lease shall continue to apply.”

c.Tenant shall comply with federal, state and local laws with respect to the removal of any Hazardous Substances used by Tenant or any Tenant Entities in such Portion of the Premises. For each Portion of the Premises in which Hazardous Substances are used, Tenant shall provide written confirmation from the City of Menlo Park and San Mateo County (in each case, to the extent the City and County issue confirmations for similar properties), in a form reasonably acceptable to Landlord, that Tenant has completed all actions under applicable federal, state and local laws and regulations which are required in order for Tenant to close out its permits to use such Hazardous Substances at the Portion of the Premises being vacated and surrendered.

6.Miscellaneous.

a.Except as otherwise expressly provided herein, all defined terms used in this Agreement shall have the same respective meanings as are provided for such defined terms in the Leases.

b. Insofar as the specific terms and provisions of this Agreement purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Leases, the terms and provisions of this Agreement shall govern and control; in all other respects, the terms, provisions and exhibits of the Leases shall remain unmodified and in full force and effect.

c.Landlord and Tenant hereby agree that (i) this Agreement is incorporated into and made a part of each Lease, (ii) any and all references to the Leases hereinafter shall include this Agreement, and (iii) the Leases and all terms, conditions and provisions of the Leases are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

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d.If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought.

 e.Time is of the essence with respect to each and every time period described in this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

PACIFIC BIOSCIENCES OF		PENINSULA INNOVATION
CALIFORNIA, INC.		PARTNERS, LLC,
A Delaware corporation		A Delaware limited liability company

By:	/s/ Ben Gong	By:	/s/ Fergus O’Shea
Name:	Ben Gong	Name:	Fergus O’Shea
Title:	VP, Finance	Title:	Facilities Director

Pacific Biosciences

Legal Department

Approved: 7/23/2015

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